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                                    EXHIBIT A

    The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Sensormatic Electronics Corporation dated September 15, 1995 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  September 15, 1995    QUANTUM INDUSTRIAL PARTNERS LDC

                             By:     /s/ Sean C. Warren
                                 -------------------------------------------
                                     Sean C. Warren
                                     Attorney-in-Fact

Date:  September 15, 1995    QIH MANAGEMENT INVESTOR, L.P.

                             By:     QIH MANAGEMENT, INC., general partner

                                     By: /s/ Sean C. Warren
                                         -----------------------------------
                                         Sean C. Warren
                                         Vice President

Date:  September 15, 1995    QIH MANAGEMENT, INC.

                             By:     /s/ Sean C. Warren
                                 -------------------------------------------
                                     Sean C. Warren
                                     Vice President

Date:  September 15, 1995    GEORGE SOROS

                             By:     /s/ Sean C. Warren
                                 -------------------------------------------
                                     Sean C. Warren
                                     Attorney-in-Fact

Date:  September 15, 1995    PURNENDU CHATTERJEE

                             By:     /s/ Peter A. Hurwitz
                                 -------------------------------------------
                                     Peter A. Hurwitz
                                     Attorney-in-Fact